UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 8, 2008

                                BCB BANCORP, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

            New Jersey                   0-50275                 26-0065262
-----------------------------         ----------------       -----------------
(State or Other Jurisdiction)       (Commission File No.)    (I.R.S. Employer
      of Incorporation)                                     Identification No.)


104-110 Avenue C, Bayonne, New Jersey                               07002
--------------------------------------                          ---------------
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (201) 823-0700
                                                     --------------


                                 Not Applicable
                                -----------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.06.        Material Impairments

     BCB Bancorp, Inc. ("BCB" or the "Company") (NASDAQGM:BCBP), parent company of BCB Bank ("Bank"), announced today that the U.S. government's actions with respect to Fannie Mae and Freddie Mac would adversely impact the value of BCB's perpetual preferred stock investments in Fannie Mae and Freddie Mac.

     On September 7, 2008 the U.S. Treasury, the Federal Reserve and the Federal Housing Finance Agency (FHFA) announced that the FHFA was putting Fannie Mae and Freddie Mac under conservatorship and giving management control to their regulator, the FHFA. Key provisions of the U.S. Government's Plan announced to date were as follows:

o Dividends on Fannie Mae and Freddie Mac common and preferred stock were eliminated.
o Fannie Mae and Freddie Mac will be required to reduce their mortgage portfolios over time.
o The U.S. Government agreed to provide equity capital to cover mortgage defaults in return for $1 billion of senior preferred stock in Fannie Mae and Freddie Mac and warrants for the purchase of 79.9% of the common stock of Fannie Mae and Freddie Mac.
o The U.S. Government also announced that the U.S. Treasury would provide secured loans to Fannie Mae and Freddie Mac as needed until the end of 2009 and that the U.S. Treasury plans to purchase mortgage backed securities from Fannie Mae and Freddie Mac in the open market.

     At June 30, 2008, the Bank had two securities totaling $3.012 million, on a cost basis, of preferred stock of Fannie Mae which had an unrealized loss of $198,000.00. The impact of the above actions and concerns in the market place about the future value of the preferred stock of Fannie Mae and Freddie Mac have caused values for these investments to decrease materially. It is unclear when and if the value of the investments will improve in the future. Given the above developments, the Bank's investment committee met on September 8, 2008 to review the most recent developments and, in consultation with the Company's independent registered public accountants, concluded that the Bank's investment in the preferred stock was other than temporarily impaired. Following a full board review of the foregoing on September 10, 2008, the Company expects to record a non-cash other-than-temporary impairment on these investments for the quarter ending September 30, 2008.

     In the event that BCB was required to write off its entire investment in the preferred stock of Fannie Mae and Freddie Mac, and was not able to record a tax benefit for the loss, BCB's and the Bank's capital levels would still exceed the levels required to be considered well-capitalized.

Item 9.01         Financial Statements and Exhibits

(a)  Financial Statements of businesses acquired. Not Applicable.

(b)  Pro forma financial information. Not Applicable.

(c)  Shell company transactions: None

(d)  Exhibits.

     The following Exhibit is attached as part of this report: None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     BCB BANCORP, INC.



DATE: September 11, 2008              By:  /s/ Donald Mindiak
                                           -------------------------------------
                                           Donald Mindiak
                                           President and Chief Executive Officer